UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2010
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 15, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of PAREXEL International Corporation (the “Company”) approved targets under the Company’s Management Incentive Plan (the “MIP”) for fiscal 2011. Under the MIP for fiscal 2011, incentives of the executive officers disclosed in our Proxy Statement, dated October 30, 2009 (the “Named Executive Officers”), are based on the achievement of corporate, business unit and personal goals. The corporate goals set by the Committee include specific earnings per share, or EPS, and backlog objectives, and the business unit objectives are based on achieving predetermined business unit operating margin, or BOM, objectives. One Named Executive Officer also has a customer satisfaction objective as part of his business unit objectives. Personal goals collectively constitute 20% of each executive’s 2011 MIP opportunity. For fiscal 2011, corporate and business unit goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. For this reason, MIP-based goals are actually expressed in a range around a target. For executives to be awarded any payment under the corporate EPS or BOM elements of the fiscal 2011 MIP, at least 90% of the targeted value has to be attained. For executives to be awarded any payment under the backlog element of the fiscal year 2011 MIP, 100% or more of the targeted value has to be attained. Over-achievement of certain goals enables an individual to earn more than 100% of the targeted MIP. However, to the extent any such over-achievement payment would cause the Company to miss its targets, that payment is reduced.
     The metrics for fiscal 2011 bonus opportunities under the Company’s MIP for the Named Executive Officers, excluding personal goals, are as follows:

		Target Percent	Maximum Percent	Maximum Percent
Name	Metrics	of Base[1]	of Target[2]	of Base[3]
Josef H. von Rickenbach Chairman & CEO	Backlog EPS	100%	120.0%	120.0%
James F. Winschel, Jr. Senior Vice President & CFO	Backlog EPS	55%	127.5%	70.1%
Mark A. Goldberg, M.D. Chief Operating Officer	Backlog EPS BOM	65%	125.0%	81.3%
Kurt A. Brykman President, PCMS	Backlog EPS BOM Customer Satisfaction	45%	127.5%	57.4%
Ulf Schneider, PhD. Senior Vice President & CAO	Backlog EPS	45%	122.5%	55.1%
Douglas A. Batt Senior Vice President & General Counsel	Backlog EPS	40%	125.0%	50.0%

[1]	Possible incentive bonus of the executive expressed as a percentage of the executive’s base salary, assuming that MIP targets are met but not exceeded.

[2]	Maximum of an executive’s incentive bonus, expressed as a percentage of the executive’s target incentive bonus, assuming that MIP targets are exceeded.

[3]	The product of the preceding columns, which is equal to the maximum amount of incentive bonus an executive may receive under the MIP, expressed as a percentage of the executive’s base salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO